Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  July 8, 2009

Versa Card, Inc.
(Formerly “Intrepid Global Imaging 3D, Inc.”)
(Exact Name of Registrant As Specified in Its Charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 816-7303
(Registrant’s telephone number)

ITEM 5.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective July 8, 2009, John A. Talamas resigned as Chief Operating Officer of Versa Card, Inc. (the “Company”) for personal reasons.  Previously, on February 25, 2009, Mr. Talamas had entered into an offer letter, Employee Agreement and Restricted Stock Grant Agreement with the Company (collectively, the “Talamas Employment Agreement”), whereby the Company issued him 500,000 shares of the Company’s common stock.  In connection with Mr. Talamas’ resignation, the Company and Mr. Talamas terminated the Talamas Employment Agreement and Mr. Talamas transferred the 500,000 shares previously issued to him back to the Company.

Effective July 8, 2009, Brian M. Koslow resigned as the Company’s Executive Vice President of Business Development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VERSA CARD, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: July 13, 2009	Chief Executive Officer

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